Exhibit 10.3
Execution Version
Issuance Date: December 16, 2022
WARRANT TO PURCHASE COMMON SHARES
OF
WEJO GROUP LIMITED
NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.
Wejo Group Limited, an exempted company limited by shares incorporated under the laws of Bermuda (the “Company”), hereby certifies that General Motors Holdings LLC, a Delaware limited liability company (together with his, her or its successors and assigns and any transferee of this Warrant, and his, her or its successors and assigns, the “Holder”), is entitled, subject to the terms and conditions set forth in this warrant (this “Warrant”), to purchase from the Company, at any time or times on or after the date hereof, but not after 5:00 P.M., Eastern Time on December 16, 2025 (the “Expiration Date”), 1,190,476 of the Company’s common shares (the “Common Shares”) (as defined below), which shall be adjusted or readjusted from time to time as provided in this Warrant (as adjusted, the “Warrant Shares”), at a purchase price per share equal to $0.75112 (the “Initial Warrant Price”), which shall be adjusted from time to time as provided in this Warrant (as adjusted, the “Warrant Price”). This Warrant is issued pursuant to the terms of that certain Securities Purchase Agreement dated as of December 16, 2022 by and among the Company and the other parties named therein (the “Purchase Agreement”). This Warrant (including all warrants issued in exchange, transfer or replacement hereof) is one of an issue of Warrants issued pursuant to the Purchase Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement.
Section 1    Exercise; Exchange of Warrant.
1.1    Manner of Exercise; Exchange.
(a)    Exercise. The Holder may exercise this Warrant, in whole or in part (except as to a fractional share), at any time and from time to time during normal business hours on any Trading Day on or prior to the Expiration Date, by (i) delivering to the Company a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), duly executed by the Holder, specifying the number of Warrant Shares as to which the Warrant is being exercised, (ii) surrendering this Warrant to the Company, properly endorsed by the Holder (or if this Warrant has been destroyed, stolen or has otherwise been misplaced, by delivering to the Company an affidavit of loss duly executed by the Holder acceptable in form and substance to the Company and its Transfer Agent), and (iii) by tendering payment for the shares of Common Shares designated by the Exercise Notice in lawful money of the United States in the form of cash, bank or certified check made payable to the order of the Company, or by wire transfer of immediately available funds, or by the cancellation of indebtedness of the Company owed to the Holder, or in any combination thereof, of an

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amount equal to the product of (A) the Warrant Price and (B) the number of Warrant Shares as to which this Warrant is being exercised.
(b)    No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Common Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying such fraction the then current Fair Market Value (as hereinafter defined).
1.2    When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Trading Day on which this Warrant shall be deemed to have been surrendered to the Company as provided in Section 1.1, and at such time the Person or Persons in whose name or names any certificate or certificates for Common Shares shall be issuable upon such exercise as provided in Section 1.3 shall be deemed to have become the Holder of record thereof.
1.3    Delivery of Share Certificates Upon Exercise. As soon as practicable after exercise of this Warrant in accordance with this Section 1, but in no event later than two Trading Days after such exercise, the Company shall at its expense or, subject to Section 4 of this Warrant, as the Holder may direct: (a) (i) provided that the Transfer Agent is participating in The Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program (“FAST”), credit such aggregate number of Common Shares to which the Holder shall be entitled pursuant to such conversion to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (ii) if the Transfer Agent is not participating in FAST, upon the request of the Holder, issue and deliver (via reputable overnight courier) to the Holder, a certificate or certificates, registered in the name of the Holder or its designee, for the number of Warrant Shares determined as provided in Section 2 of this Warrant, to which the Holder shall be entitled upon such exercise and, (b) unless this Warrant has expired or has been exercised in full, cause to be issued in the name of and delivered to the Holder a new Warrant (or Warrants) substantially in the form of, and on the terms in, this Warrant, for the number of Warrant Shares remaining following such exercise, and shall be subject to adjustment as provided for in this Warrant as of the date hereof.
1.4    Net Exercise.
In lieu of exercising this Warrant as specified in Section 1.1, the Holder may from time to time exercise this Warrant, in whole or in part, and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate Warrant Price for such exercised Warrant Shares, elect instead to receive upon such exercise the “Net Number” of Common Shares determined according to the following formula (a “Cashless Exercise”):
Net Number = (A x B) – (A x C)
                B
For purposes of the foregoing formula:
A = the total number of Common Shares with respect to which this Warrant is then being exercised
B = Fair Market Value
C = the Warrant Price then in effect for the applicable Warrant Shares at the time of such exercise
If Warrant Shares are issued in such a Cashless Exercise, the Company acknowledges and agrees that in accordance with Section 3(a)(9) of the Securities Act of 1933 (the “1933 Act”), the Warrant Shares shall take on the registered characteristics of the Warrants being exercised, and the holding period of the Warrants

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being exercised may be tacked on to the holding period of the Warrant Shares. The Company agrees not to take any position contrary to this Section.
For purposes of this Warrant, “Fair Market Value” shall mean (i) if traded on a securities exchange, the closing sale price of the Common Shares on the Trading Day that the applicable Exercise Notice is delivered; provided, that if such Exercise Notice is delivered on a day that is not a Trading Day, the closing sale price of the Common Shares on the Trading Day immediately preceding the date of the applicable Exercise Notice (in each case on the Company's primary securities exchange); (ii) if traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the five-Trading Day period ending on the Trading Day that the applicable Exercise Notice is delivered; provided, that if such Exercise Notice is delivered on a day that is not a Trading Day, the period shall be the five-Trading Day period ending on the Trading Day immediately preceding the date of the applicable Exercise Notice; and (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Company’s board of directors, provided that if the Holder does not agree with the board of director’s determination such fair market value shall be determined by an investment bank of national or international repute, selected by and paid for by the Company.
Section 2    Adjustments to Warrant Price and Warrant Shares.
2.1    General. The number of Warrant Shares that the Holder shall be entitled to receive upon exercise of this Warrant shall be determined by multiplying the number of Warrant Shares which would otherwise (but for the provisions of this Section 2) be issuable upon such exercise, as designated by the Holder in the Exercise Notice, by a fraction, (a) the numerator of which shall be the Initial Warrant Price, and (b) the denominator of which shall be Warrant Price in effect on the date of such exercise.
2.2    Adjustments.
(a)    Subdivision or Combination of Common Shares. If the Company at any time on or after the Issuance Date subdivides (by any share split, share dividend, share combination, recapitalization or other similar transaction) one or more classes of its outstanding Common Shares into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Issuance Date combines (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding Common Shares into a smaller number of shares, the Warrant Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 2.2(a) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 2.2(a) occurs during the period that a Warrant Price is calculated hereunder, then the calculation of such Warrant Price shall be adjusted appropriately to reflect such event.
(b)    Reorganization or Reclassification. If any capital reorganization or reclassification of the capital shares of the Company shall be effected in such a way that holders of Common Shares shall be entitled to receive shares, securities or assets with respect to or in exchange for Common Shares, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby the Holder shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the Warrant Shares immediately theretofore receivable upon the exercise of this Warrant in full, as the case may be, such shares, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Common Shares equal to the number of Common Shares immediately theretofore receivable upon such exercise of this Warrant in full had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Price) shall thereafter be applicable, as nearly as may be, in relation to any shares, securities or assets thereafter deliverable upon the exercise of such conversion rights.

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All calculations under this Section 2.2 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of Common Shares outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Shares.
(c)    Dividends and Distributions.
(i)    Dividends and Distributions. If the Company at any time or from time to time after the date hereof makes or issues, or fixes a record date for the determination of holders of capital shares of the Company entitled to receive, a dividend or other distribution payable in:
(A)    securities or other property of the Company other than Common Shares, Options or Convertible Securities, then the Holder shall receive such dividend or distribution as if the Holder had exercised the Warrant in full on the date such record is taken; and
(B)    Common Shares, Options or Convertible Securities, then the Holder shall be entitled to elect to receive such dividend or distribution as if the Holder had exercised the Warrant in full on the date such record is taken and such dividend or distribution shall be delivered to the Holder.
(d)    Adjustment for Fundamental Transaction.
(A)    In connection with any Fundamental Transaction, this Warrant shall automatically be deemed exercised, with no further action of the Holder, for the kind and amount of shares or other securities, cash or property to which a holder of the number of Common Shares deliverable upon the exercise of this Warrant in full would have been entitled upon such Fundamental Transaction); and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in Section 2.2 set forth with respect to the rights and interests thereafter of the Holder, to the end that the provisions set forth in Section 2.2 (including provisions with respect to changes in and other adjustments of the Warrant Price) shall thereafter be applicable, as nearly as possible, in relation to any shares or other securities, cash or property thereafter deliverable upon the exercise of this Warrant.
(B)    The Company shall not effect any Fundamental Transaction, unless prior to or simultaneously with the consummation thereof the successor (if other than the Company) resulting from such consolidation or merger or the Person purchasing such assets shall assume by written instrument executed and delivered to the Holder, the obligation to deliver to the Holder such shares, securities, cash or other assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive upon the exercise of this Warrant (or the security into which such Warrant is to be converted in connection with the consummation of such transaction).
(e)    Record Date. If the Company takes a record of the holders of its Common Shares for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Shares, Options or Convertible Securities, or (ii) to subscribe for or purchase Common Shares, Options or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the Common Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.
Section 3    Restrictions on Transfer.
3.1    Restrictive Legend. Each certificate or book entry notation representing Common Shares issued upon exercise of this Warrant and each certificate representing shares of Common Shares issued to any subsequent transferee of any such certificate or book entry notation, shall be stamped or otherwise imprinted with a legend in substantially the form set forth in the Purchase Agreement if so required by the terms of the Purchase Agreement.

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3.2    Transfer of Warrant. Subject to applicable laws, and the restriction on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder are transferable in whole or in part, by the Holder. Within a reasonable time after the Company’s receipt of an executed Assignment Form in the form attached hereto as Exhibit B, assuming compliance with the provisions of the Purchase Agreement, such transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company (including electronically). In the event of a partial transfer, the Company shall issue to the new holders one or more appropriate new warrants.
Section 4    Miscellaneous.
4.1    Notice of Adjustments. In each case of any adjustment or readjustment in the Warrant Price and the Warrant Shares issuable upon exercise of this Warrant, the Company shall promptly thereafter compute such adjustment or readjustment in accordance with the terms of this Warrant and provide written report thereof certified by an officer of the Company to the Holder stating the number of Warrant Shares and the Warrant Price, after giving effect to such adjustment or readjustment, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.
4.2    Notice of Certain Events. In case at any time:
(a)    the Company shall pay any dividend upon, or make any distribution in respect of, its capital shares;
(b)    there shall be any capital reorganization or reclassification of the capital shares of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another Person; or
(c)    there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;
then, in any one or more of said cases, the Company shall give notice to the Holder of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall be given not less than five Business Days prior to the record date or the date on which the transfer books of the Company are to be closed in respect thereto in the case of an action specified in clause (i) and at least 10 Business Days prior to the action in question in the case of an action specified in clause (ii).
4.3    Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given as set forth in the Purchase Agreement.
4.4    No Change in Warrant Terms on Adjustment. Irrespective of any adjustment in the Warrant Price or the number of Common Shares, this Warrant, whether theretofore or thereafter issued or reissued, may continue to express the same price and number of Common Shares as are stated herein and the Warrant Price and such number of Common Shares specified herein shall be deemed to have been so adjusted.
4.5    Exchange of Warrant. This Warrant is exchangeable at no cost to the Holder upon the surrender hereof by the Holder at such office or agency of the Company, for a new warrant of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares that may be subscribed for and purchased hereunder from time to time after giving effect to all the provisions hereof, each of such new warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said Holder hereof at the time of such surrender.
4.6    Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall at no cost to the Holder, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.

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Any such new warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.
4.7    Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Warrant shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Warrant, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Warrant, except as expressly provided in this Warrant.
4.8    Governing Law; Venue. All questions concerning the construction, validity, enforcement, interpretation and performance of this Warrant shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company and the Holder hereby irrevocably submit to the exclusive jurisdiction of the federal and state courts sitting in The City of New York, New York, Borough of Manhattan for the adjudication of any dispute hereunder or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.
4.9    Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.
4.10    Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
4.11    Entire Agreement. This Warrant and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.
4.12    No Voting Rights; Limitations of Liability. This Warrant shall note entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company. Except as set forth in Section 1, no other provision hereof, in the absence of affirmative action by the Holder to purchase Common Shares, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such Holder for the Exercise Price of Common Shares acquirable by exercise hereof or as a shareholder of the Company.
4.13    Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), as set forth in the Purchase Agreement.

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4.14    Definitions. The following terms as used in this Warrant shall have the following meanings:
(a)    “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Shares would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.
(b)    “Control” including the terms “controlled by” and “under common control with,” means the power to direct the affairs of a Person by reason of ownership of voting securities, by contract or otherwise, as such terms are generally understood pursuant to the 1934 Act.
(c)    “Convertible Securities” means any shares or security convertible into or exercisable or exchangeable for Common Shares.
(d)    “Options” means any warrants or other rights to subscribe for or to purchase, or any options to purchase, shares of Common Shares.
(e)    “Principal Market” means the Nasdaq Global Market (or, if the Common Shares are not listed on the Nasdaq Global Market and are listed on one or more Eligible Markets, the primary Eligible Market in which the Common Shares are then listed).
4.15    Limitations on Exercise.
(i)    The Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 19.99% (the “Maximum Percentage”) of the Common Shares outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of Common Shares beneficially owned by the Holder and the other Attribution Parties shall include the number of Common Shares held by the Holder and all other Attribution Parties plus the number of Common Shares issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude Common Shares which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including, without limitation, the Notes) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section. For purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange and the rules and regulations promulgated thereunder. For purposes of determining the number of outstanding Common Shares the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding Common Shares as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of Common Shares outstanding (the “Reported

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Outstanding Share Number”). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding Common Shares is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of Common Shares then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section, to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Common Shares to be purchased pursuant to such Exercise Notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two Business Days confirm orally and in writing or by electronic mail to the Holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Common Shares to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding Common Shares (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the 61st day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 19.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the 61st day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Warrants that is not an Attribution Party of the Holder. For purposes of clarity, the Common Shares issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.
(ii)    The Company shall not issue any Common Shares upon conversion, exercise or otherwise pursuant to the terms of this Warrant if the issuance of such Common Shares would exceed the aggregate number of Common Shares which the Company may issue (i) upon conversion of the note issued pursuant to the Purchase Agreement, or (ii) upon exercise of the warrant issued pursuant to the Purchase Agreement, or otherwise pursuant to the terms of this Warrant without breaching the Company’s obligations under the rules or regulations of the Principal Market, except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of Common Shares upon conversion or exercise (as the case may be) of the notes and the warrants issued pursuant to the Purchase Agreement or otherwise pursuant to the terms of this Warrant in excess of such amount. In the event that the Company is prohibited from issuing Common Shares pursuant to this Section 4.15(ii) (the “Exchange Cap Shares”), the Company shall pay cash in exchange for the cancellation of such Common Shares at a price equal to the sum of (i) the product of (x) such number of Exchange Cap Shares and (y) the closing sale price of the Common Shares on the Principal Market on the Trading Day the Holder delivers the applicable Exercise Notice with respect to such Exchange Cap Shares to the Company.

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4.15    MFN. The Company shall promptly provide the Holder with written notice and copies of any and all term sheets, definitive documents, together with any additional information relating thereto as may be reasonably requested by the Holder, that it enters into with respect to the issuance of a warrant that is exercisable for Common Shares (the “Subsequent Warrant”) prior to the later of (a) the Maturity Date (as defined in the Note issued to General Motors Holdings LLC on the date hereof (the “Note”)) and (b) the Maturity Date Extension (as defined in the Note) provided, that, to the extent a Maturity Date Extension does not occur, the Company shall have no obligation to provide notice related to any Subsequent Warrant pursuant to this Section 4.15 after the Maturity Date. In the event the Holder determines that any term(s) with respect to any Subsequent Warrant that is issued by the Company is preferable to any term(s) set forth in this Warrant, the Holder may notify the Company of such in writing (the “Holder MFN Notice”); provided that such MFN Notice is provided within 15 Business Days of the Company’s notice to the Holder of the issuance of the Subsequent Warrant. Upon the Company’s receipt of such written notice, the Company shall amend and restate the Warrant to reflect such preferable terms in form and substance reasonably satisfactory to the Holder.
(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized as of the date first written above.

COMPANY:
WEJO GROUP LIMITED

By:	/s/ John Maxwell
John Maxwell
Chief Financial Officer

Wejo | Warrant	Signature Page

EXHIBIT A
FORM OF EXERCISE NOTICE
To: Wejo Group Limited
The undersigned holder hereby exercises the right to purchase _____________ Common Shares (“Warrant Shares”) of Wejo Group Limited (the “Company”), evidenced by the attached Warrant to Purchase Common Shares (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.
Form of Warrant Price. The Holder intends that payment of the Warrant Price shall be made as:
☐ “Cash Exercise” with respect to ______________ Warrant Shares; and/or
☐ “Cashless Exercise” with respect to ______________ Warrant Shares
Payment of Exercise Price. In the event that the holder has elected a cash exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the aggregate Warrant Price in the sum of $_____________ to the Company in accordance with the terms of the Warrant.
Delivery of Warrant Shares. The Company shall deliver to the holder ________________ Common Shares in accordance with the terms of the Warrant.

Dated:
(Name of Registered Holder | must conform in all respects to name of Holder as specified on the face of Warrant)

By:
Name:
Title:

(Street Address)

(City) (State) (Zip Code)

EXHIBIT B
ASSIGNMENT FORM
(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)
FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Name:
(Please Print)

Address:
(Please Print)

Dated:

Holder’s
Signature:

Holder’s
Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant. Officers of corporations and those acting in a fiduciary or other representative capacity should provide proper evidence of authority to assign the foregoing Warrant.